UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

651 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders on November 8, 2022. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1. Proposal to elect Class II directors to hold office until the fiscal 2025 Annual Meeting of Stockholders.

Class II Director’s Name	For	Against	Abstain	Broker Non-Votes
Scott R. Ward	31,957,509	1,145,501	23,441	3,239,396
Kelvin Womack	30,080,980	3,021,964	23,507	3,239,396

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2023.

For	Against	Abstain	Broker Non-Votes
36,097,678	217,353	50,816	—

3. Proposal to cast a non-binding advisory vote on the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
31,320,582	1,769,782	36,087	3,239,396

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 9, 2022

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary